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                                                                    EXHIBIT 99.2

        SYMANTEC CORPORATION 2002 EXECUTIVE OFFICERS' STOCK PURCHASE PLAN

                             SYMANTEC CORPORATION'S

                  2002 EXECUTIVE OFFICERS' STOCK PURCHASE PLAN

1.    PURPOSE.

      The purpose of this Symantec Corporation 2002 Executive Officers' Stock Purchase Plan (the "Plan") is to provide Executive Officers of Symantec Corporation (the "Company") with an opportunity to purchase Common Stock of the Company, $.01 par value (the "Stock"), using some or all of the amounts received by Executive Officers as part of any payment made under applicable Executive Annual Incentive Plans (the "Bonus").

2.    STOCK ISSUANCE.

      Subject to the approval of this Plan by the Stockholders of the Company, any Executive Officer of the Company may elect, pursuant to the provisions of
Section 3 of this Plan, to receive a portion of his or her Bonus in the form of an award of unrestricted, fully vested shares of Stock. For purposes of this Plan, an "Executive Officer" is any officer of the Company that has been designated as a person subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

3.    ELECTION BY EXECUTIVE OFFICERS.

      Each Executive Officer may, on or before November 15 of each year (the "Election Date"), make an irrevocable election to receive up to 100% of the Bonus payable to such Executive Officer in the form of shares of Stock. An Executive Officer may specify the portion, if any, from 0% to 100%, of the Bonus that shall be paid to such Executive Officer in shares of Stock, or a maximum number of shares to be purchased using a specified portion of the Bonus; provided, that if no election is made by an Executive Officer on or before the Election Date, such Executive Officer shall be deemed not to have elected to receive any of his or her Bonus in shares of Stock. Notwithstanding the foregoing, the maximum number of shares of Stock that may be purchased in any fiscal year by an Executive Officer under this Plan shall be 10,000 shares of Stock. Notice of an Executive Officer's election shall be given to the corporate secretary of the Company. In the event an Executive Officer's Bonus becomes payable on other than an annual basis, then elections shall be made in the manner and at the time as determined by the Compensation Committee of the Board of Directors, provided that such election must be made not less than 60 days prior to the date on which a Bonus is to be paid.

4.    AMOUNT OF STOCK.

      The number of shares of Stock to be issued to an Executive Officer pursuant to this Plan shall be the portion of the Bonus which the Executive Officer has elected to be paid in Stock, divided by the closing price of the Common Stock of the Company on The Nasdaq National Market on the business day immediately preceding the date on which the Bonus is paid. In the event that an executive Officer has specified the maximum number of shares to be purchased, the number of shares to be issued shall not exceed that number. If there are insufficient shares of Stock reserved for issuance under this Plan to satisfy elections made by all Executive Officers in a calendar year, then the available shares of Stock shall be allocated among Executive Officers in proportion to their respective elections.

5.    NUMBER OF SHARES RESERVED FOR ISSUANCE.

      The aggregate number of shares of Stock reserved for issuance under the Plan shall be 250,000 shares.

6.    ADMINISTRATION OF PLAN.
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      Compensation Committee Authority. This Plan will be administered by the
Compensation Committee or by the Board acting as the Compensation Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board of Directors, the Compensation Committee shall have full power to implement and carry out this Plan. Without limitation, the Compensation Committee shall have the authority to: (i) construe and interpret this Plan and any other agreement or document executed pursuant to this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any agreement; and (iv) make all other determinations necessary or advisable for the administration of this Plan. Any determination made by the Compensation Committee will be made in its sole discretion and such determination will be final and binding on the Company and on all persons having an interest under this Plan.

7.    WITHHOLDING TAXES.

      Whenever shares of Stock are to be issued under this Plan, the Company may require the Executive Officer to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Stock. When, under applicable tax laws, an Executive Officer incurs tax liability under this Plan and the Executive Officer is obligated to pay the Company the amount required to be withheld, the Compensation Committee may allow the Executive Officer to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares of Stock to be issued that number of shares of Stock having a fair market value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections to have shares of Stock withheld for this purpose will be made in writing in a form acceptable to the Compensation Committee.

8.    PRIVILEGES OF STOCK OWNERSHIP.

      No Executive Officer will have any of the rights of a stockholder with respect to any shares of Stock until the shares of Stock are issued to the Executive Officer. After shares of Stock are issued to the Executive Officer, the Executive Officer will be a stockholder and have all the rights of a stockholder with respect to such Stock, including the right to vote and receive all dividends or other distributions made or paid with respect to such Stock.

9.    CERTIFICATES.

      All certificates for Stock or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Compensation Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange or automated quotation system upon which the shares of Stock may be listed or quoted.

10.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

      A transfer of shares of Stock will not occur unless such transfer is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the shares of Stock may then be listed or quoted, as they are in effect on the date of grant of transfer of shares of Stock. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for shares of Stock under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such shares of Stock under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

11.   NO OBLIGATION TO EMPLOY.
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      Nothing in this Plan will confer or be deemed to confer on any Executive
Officer any right to continue in the employ of, or to continue any other relationship with, the Company or any parent, subsidiary or affiliate of the Company or limit in any way the right of the Company or any parent, subsidiary or affiliate of the Company to terminate Executive Officer's employment or other relationship at any time, with or without cause.

12.   ADOPTION OF PLAN AND EFFECTIVE DATE.

      This Plan will become effective on the date that it is adopted by the Board and approved by Stockholders of the Company (the "Effective Date").